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U.S. BANK NATIONAL ASSOCIATION,

AS CUSTODIAN

1123 CERTIFICATION

Pursuant to the governing agreements of the applicable transactions attached here to as Schedule A, the undersigned officer, to the best of his knowledge, hereby certifies to the following obligations as set forth in Item 1123 of Regulation AB applicable to it:

(A)    A review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under the applicable governing agreements, or such other applicable agreements in the case of a Servicing Function Participant, has been made under such officer’s supervision and,

(B)    To the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under the applicable governing agreements, in all material respects throughout such year or portion thereof.

U.S. BANK NATIONAL ASSOCIATION AS CUSTODIAN

Date: February 10, 2026

By: /s/ Thomas Campbell

Name: Thomas Campbell

Title: Senior Vice President

Enclosure: Schedule A

Schedule A

Deal ID	Deal Name
1112-401166	BOAMS 2008-A
BACM0701	Banc of America Comm. Mtge 2007-1
BACM 2015-UBS7	BANC OF AMERICA MERRILL LYNCH 2015- UBS7
CCMT06C4	Citigroup Commercial Mtg 2006-C4
CD2006C3	CD Comm. Mtge. Trust 2006-C3
CG14GC19	CITIGROUP (CGCMT) 2014-GC19
CG14GC21	CITIGROUP (CGCMT) 2014-GC21
COMM06C8	COMM 2006-C8
GCC7GG11	Greenwich Capital Series 2007-GG11
GCCF6GG7	Greenwich Capital Series 2006-GG7
GCCF7GG9	Greenwich Capital Series 2007-GG9
GECM06C1	GE Capital Comm Mtg. Corp. 2006-C1
GS12GCJ9	GS MORTGAGE SECURITIES 2012-GCJ9
GS13GC13	GSMS 2013-GC13
GS14GC26	GS MORTGAGE SECURITIES 2014-GC26
GS14GSFL	GS MORTGAGE SECURITIES 2014-GSFL
GSMS 2015-GC34	GS MORTGAGE SECURITIES 2015-GC34
GSMS 2015-GC30	GS MORTGAGE SECURITIES 2015-GC30
GSMS13G1	GS MORTGAGE SECURITIES 2013-G1
GSM13J16	GSMS 2013-GCJ16
JPCIBC14	JP Morgan Series 2006-CIBC14
JPCIBC15	JP Morgan Series 2006-CIBC15
JPCIBC17	JP Morgan Series 2006-CIBC17
JPM6LDP9	JP Morgan 2006-LDP9
JPMC08C2	JP Morgan Chase Series 2008-C2
LBCM07C3	LB Commercial Mortgage Trust 2007-C3
LUBS06C6	LB-UBS Comm. Mtge. Trust 2006-C6
LUBS06C7	LB-UBS Comm. Mtge. Trust 2006-C7
LUBS07C1	LB-UBS Comm. Mtge. Trust 2007-C1
LUBS07C2	LB-UBS Comm. Mtge. Trust 2007-C2
MLCFC061	Merrill Lynch Countrywide 2006-1
MLCFC062	Merrill Lynch Countrywide 2006-2
MLCFC063	Merrill Lynch Countrywide 2006-3
MLCFC064	Merrill Lynch Countrywide 2006-4
MLCFC076	Merrill Lynch Countrywide 2007-6
MLCFC077	Merrill Lynch Countrywide 2007-7
MLCFC078	Merrill Lynch Countrywide 2007-8
MLMT06C1	Merrill Lynch Series 2006-C1
MLMT08C1	Merrill Lynch Series 2008-C1
MSBAM 2015-C25	MORGAN STANLEY BANK OF AMERICA 2015- C25
MSB14C16	MORGAN STANLEY BANK OF AMERICA 2014- C16
MSB14C18	MORGAN STANLEY BANK OF AMERICA 2014- C18
MSCI 2015-XLF1	MORGAN STANLEY CAPITAL I TRUST 2015- XLF1
MSC06HQ8 / 214-584721	Morgan Stanley 2006-HQ8
MSJP 2015-HAUL	BAMLL 2015-HAUL
UBSB12C2	UBS-BARCLAYS 2012-C2
UBSB12C4	UBS-BARCLAYS 2012-C4
UBSB13C6	UBS Barclays 2013-C6
WBCM6C24	Wachovia Bank CMT Series 2006-C24
MS16MART	MSCBB Trust 2016-MART
CFCR16C4	CFCRE 2016-C4 Mortgage Trust
CSCM 2017-CALI	CSMC TRUST 2017-CALI
GSMS 2017-SLP	GSMS 2017-SLP
CSMCSITE	CSMC 2018-SITE
BMARK199	BMARK 2019-B9 (Citi SLA)
BMAR1912	BMARK 2019-B12 (Citi SLA)
BMAR1915	BMARK 2019-B15 (Citi SLA)
CG19GC41	CGCMT 2019-GC41 (Citi SLA)
CCR20192	CF 2019-C2 (Citi SLA)
CG19GC43	CGCMT 2019-GC43 (Citi SLA)
CGCM19C7	CGCMT 2019-C7 (Citi SLA)
MD19650M	MAD 2019-650M (Citi SLA)
CG202555	CGCMT 2020-555 (Citi SLA)
BMK20B19	BMARK 2020-B19 (Citi SLA)
CG20GC46	CGCMT 2020-GC46 (Citi SLA)
BX20VIVIA	BX 2020-VIVA (Citi SLA)
CF2020P1	CF 2020-P1 (Citi SLA)
CFK20MF2	CFK 2020-MF2 (Citi SLA)
CG20402K	CGCMT 2020-420K (Citi SLA)
BMARKB23	BMARK 2021-B23 (Citi SLA)
BMARKB27	BMARK 2021-B27 (Citi SLA)
BMARKB31	BMARK 2021-B31 (Citi SLA)
GSMS 2011-GC3	GS Mortgage Securities Corp II Commercial Mortgage Pass-Through Certificates Series 2011- GC3
SOHO 2021-SOHO	SOHO 2021-SOHO
CF 2019-CF1	Commercial Mortgage Pass-Through Certificates Series 2019-CF1
CFCRE 2011-C2	CFCRE Commercial Mortgage Pass-Through Certificates, Series 2011-C2
GSMS 2011-GC5	GS MORTGAGE SECURITIES CORPORATION II Commercial Mortgage Pass-Through Certificates Series 2011-GC5
CGCMT 2012-GC8	Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series
CGCMT 2013-375P	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC. Commercial Mortgage Pass-Through Certificates, Series 2013-375P
CGCMT 2013-GC17	Citigroup Commercial Mortgage Securities Inc (CGCMT) 2013-GC17
CGCMT 2013-GCJ11	Citigroup Commerical Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series
CITI 2013-GC15	Citigroup Commercial Mortgage Pass-Through Certificates (CGCMT) Series 2013-GC15 (CITI SLA)
CGCMT 2018-C5	Citigroup Commercial Mortgage Securities Inc.-Commercial Mortgage Pass -Through Certificates Series 2018-C5
BMARK 2018-B3	Citigroup Commercial Mortgage Pass-Through Certificates Series 2018-B3
CGCMT 2018-C6	Citigroup Commercial Mortgage Pass-Through Certificates 2018-C6
BMARK 2018-B6	Benchmark 2018-B6 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-B6
NYC 2021-1 CITI SLA	NYC Commercial Mortgage Trust 2021-909, Commercial Mortgage Pass-Through Certificates, Series 2021-909
CGCMT 2016-225L	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC. Commercial Mortgage Pass-Through Certificates, Series 2016-225L
CGCMT 2016-P3	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.Commercial Mortgage Pass-Through Certificates Series 2016-P3
GSMS 2011-GC5	GS MORTGAGE SECURITIES CORPORATION II Commercial Mortgage Pass-Through Certificates Series 2011-GC5
CMPTC CD 2017-CD5	Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2017-CD5
CGCMT 2017-C4	Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass Through Certificates Series 2017-C4
CGCMT 2017-P8	Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2017-P8
WMLT 2006-ALT1	WACHOVIA MORTGAGE LOAN TRUST 2006-ALT1
CGCMT 2018-B2	Citigroup Commercial Mortgage Trust 2018-B2, Commercial Mortgage Pass-Through Certificates Series 2018-B2
WB WMLT 2006-A	WACHOVIA BANK / WMLT 2006-A
WMLT 2006-AMN1 [AMNET]	WACHOVIA MORTGAGE LOAN TRUST 2006-AMN1 [AMNET]

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